SMART SAND, INC. TO ACQUIRE “LAST MILE” WELLSITE STORAGE SOLUTIONS PROVIDER QUICKTHREE SOLUTIONS

THE WOODLANDS, TX, May 9, 2018 – Smart Sand, Inc. (NASDAQ: SND), a pure-play, low-cost producer of high quality Northern White raw frac sand, announced today that it has entered into a definitive agreement to acquire substantially all of the assets of Quickthree Solutions, Inc. (“Quickthree”), a manufacturer of portable vertical frac sand storage solutions at the wellsite.

The transaction provides for an aggregate purchase price of up to $42.75 million consisting of $30 million payable at closing and up to $12.75 million in potential earnout payments as systems are built and made available for sale or lease over a three-year period.  The transaction will be financed through a combination of cash on hand, advances under the Company’s credit facility and, at the option of the Company, the issuance of 728,004 shares of Smart Sand common stock valued at $5 million. Closing of the transaction is expected to occur by May 31, 2018, and is conditioned upon satisfaction of standard and customary closing conditions.

Smart Sand will acquire Quickthree’s current production facilities and intellectual property. Smart Sand plans to make offers of employment to all current Quickthree employees.

“This is an important acquisition for our company and puts us one step closer to becoming an integrated, full service provider of frac sand and logistics support to deliver sand from the mine to the wellhead,” said Smart Sand Chief Executive Officer Charles Young. “Upon completion of this acquisition, we will have the technology, production capacity, and management team to compete in the last mile market. We see multiple opportunities for us to develop this line of business.”

Quickthree, based in Saskatoon, Saskatchewan, Canada, is known for its innovative solutions to oil industry challenges. The firm was founded in 2011 by Alvin Herman and his son Erin Herman, the inventors of the firm’s unique last mile products. Both will continue to work with Smart Sand after the closing.

Simmons & Company International, Energy Specialists of Piper Jaffray, served as exclusive financial advisor to Smart Sand on the transaction.
Forward-looking Statements

All statements in this news release other than statements of historical facts are forward-looking statements that contain our current expectations about our future results.  We have attempted to identify any forward-looking statements by using words such as "expect," “will,” “estimate,” “believe” and other similar expressions.  Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements.

Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, fluctuations in product demand, regulatory changes, adverse weather conditions, increased fuel prices, higher transportation costs, access to capital, increased competition, changes in economic or political conditions, and such other factors discussed or referenced in the “Risk Factors” section of our Form 10-K, filed with the U.S. Securities and Exchange Commission on March 15, 2018.

You should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise, unless required by law.

About Smart Sand

Smart Sand is a pure-play, low-cost producer of high-quality Northern White raw frac sand. We sell our products primarily to oil and natural gas exploration and production companies and oilfield service companies. We own and operate a raw frac sand mine and processing facility near Oakdale, Wisconsin, at which we currently have approximately 321 million tons of proven recoverable reserves. We currently have 5.5 million tons of annual processing capacity. For more information, please visit www.smartsand.com.

Contact:

Lee Beckelman
Phone: (281) 231-2660
E-mail: lbeckelman@smartsand.com

Phil Cerniglia
Phone: (281) 231-2660
E-mail: pcerniglia@smartsand.com